Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

ELECTRUM INTERNATIONAL, INC.

(Under section 242 of the General Corporation Law)

Electrum International, Inc., a corporation organized and existing under the General Corporations Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST:    The name of the Corporation is Electrum International, Inc.

SECOND:   The Certificate of Incorporation is hereby amended by striking out Article “FIRST” thereof and by substituting in lieu of said Article the following provisions:

“FIRST:                                     The name of the Corporation (the "Corporation") is Consolidated Gems, Inc."

THIRD:    The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Section 228 and 242 of the General Corporations Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 24th day of September, 2012.

/s/ Peter J Lee
Peter J. Lee
Chief Financial Officer and Secretary